Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter 2026 Financial Results

Net Income improves by $5.2M and Adjusted EBITDA rises by $6.4M over prior year

Gross Margin reaches 57.4%, an expansion of 540 basis points versus prior year

Strong balance sheet with approximately $100 million of net liquidity and inventory down 24.8% versus prior year

MOUNT HOREB, WI – June 8, 2026 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal First Quarter ended May 3, 2026.

Summary of the First Quarter ended May 3, 2026

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Net loss of $10.0 million compared to net loss of $15.3 million in the prior year first quarter.
●
Reported EPS of ($0.29); and adjusted EPS1 of ($0.20) adjusted for impairment charges of $2.7 million and restructuring expenses of $1.4 million, net of tax.
●
Adjusted EBITDA2 increased $6.4 million from the prior year to $2.6 million.
●
Inventory down $43.7 million or 24.8% vs. last year.
●
Cash and cash equivalents of $6.1 million with net liquidity of $99.5 million.

1See Reconciliation of net loss to adjusted net loss and EPS to adjusted EPS in the accompanying financial tables.

2See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Stephanie Pugliese stated, “I am pleased with the strong Q1 results as we focus on our customers and continue to build on our promotional reset, operational excellence, and inventory discipline. These efforts led to enhanced gross margin, reduced inventory, improved profitability, and stronger liquidity.”

Pugliese concluded, “Customers are responding positively to our core products, seasonal prints and patterns, and our newest marketing campaign, ‘For folks who work their butts off.’ As we look ahead, our focus remains on delivering the core, high-quality, solution-based products that resonate most with our customers and creating an exceptional experience.”

Operating Results for the First Quarter ended May 3, 2026

Net sales decreased by $4.1 million, or 4.0%, to $98.6 million for the three months ended May 3, 2026 compared to $102.7 million in the three months ended May 4, 2025. Direct-to-consumer net sales decreased by 8.7% to $57.1 million due to declines in web traffic and web conversion due to reduced promotional activity partially offset by higher average order values. Retail store net sales increased by 3.3% to $41.5 million driven by higher average order values in comparable stores, coupled with two new stores opened in the third quarter of 2025.

Gross margin expanded by 540 basis points to 57.4% of net sales in the three months ended May 3, 2026, compared to 52.0% of net sales in the three months ended May 4, 2025. The increase in gross margin rate was primarily driven by an increase in average unit retail prices from reduced promotional activity, coupled with an improvement in product costs from our direct to factory sourcing initiative, partially offset by tariff costs.

Selling, general and administrative expenses decreased $3.4 million, or 5.2%, to $61.8 million in the three months ended May 3, 2026 compared to $65.2 million in the three months ended May 4, 2025. Selling, general and administrative expenses as a percentage of net sales decreased by 70 basis points to 62.7% in the three months ended May 3, 2026, compared to 63.4% in the three months ended May 4, 2025. The decrease in selling, general and administrative expense as a percentage of net sales was mainly driven by leverage on variable expenses due to efficiencies across our fulfillment network, coupled with reduction in personnel expenses.

Balance Sheet and Liquidity

The Company ended the quarter with $6.1 million of cash and cash equivalents, $62.3 million of net working capital, $6.0 million in outstanding debt on the $100.0 million Asset Based Lending facility resulting in approximately $100 million of net liquidity.

Fiscal 2026 Outlook

For Fiscal 2026, the Company is:

●
Affirming previously issued fiscal 2026 net sales guidance range of $540 million to $560 million
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Raising previously issued fiscal 2026 Adjusted EBITDA1 guidance to $28 million to $32 million compared to the previous guidance of $26 million to $30 million
●
Affirming capital expenditures, inclusive of software hosting implementation costs, of approximately $12 million

1See Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Monday, June 8, 2026, at 9:30 am Eastern Time to discuss the results and answer questions.

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Live conference call: 1-844-875-6915 (domestic) or 1-412-317-6711 (international)
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Conference call replay available through June 15, 2026: 1-855-669-9658 (domestic) or 1-412-317-0088 (international)
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Replay access code: 1028889
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Live and archived webcast: ir.duluthtrading.com

Participants can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10207047/10363a9243d and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based workwear, casual wear, outdoor apparel and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted Net Loss, Adjusted EPS, and Forecasted Adjusted EBITDA. See attached table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA and “Reconciliation of

Net Income (Loss) to Adjusted Net Income (Loss) and EPS to Adjusted EPS” for a reconciliation of net income (loss) to adjusted net income (loss) and EPS to adjusted EPS for the three months ended May 3, 2026 and May 4, 2025. Also see attached table “Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA” for a reconciliation of forecasted Adjusted EBITDA for Fiscal 2026.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Adjusted Net Income (Loss) and Adjusted EPS are metrics used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Income (Loss) and Adjusted EPS exclude restructuring expenses and impairment expenses that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2026 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2026 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and employees; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics and commit adequate resources to support marketing in order to retain and attract new customers; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Heena Agrawal

Senior Vice President and Chief Financial Officer

Chris Steffes

Senior Director of Financial Planning and Analysis

Email: IR@duluthtrading.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 3, 2026	February 1, 2026	May 4, 2025

ASSETS
Current assets:
Cash and cash equivalents	6,134	16,345	8,579
Receivables	1,754	2,710	4,248
Inventory, net	132,444	131,342	176,108
Prepaid expenses & other current assets	22,732	21,654	22,189
Total current assets	163,064	172,051	211,124
Property and equipment, net	91,909	96,913	106,274
Operating lease right-of-use assets	83,382	89,283	100,076
Finance lease right-of-use assets, net	28,733	29,577	32,112
Available-for-sale security	4,676	4,763	4,860
Other assets, net	8,886	10,022	9,259
Total assets	380,650	402,609	463,705
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	40,072	48,226	45,940
Accrued expenses and other current liabilities	34,370	39,871	27,608
Current portion of operating lease liabilities	16,562	16,449	15,875
Current portion of finance lease liabilities	2,711	2,681	2,578
Line of credit	6,009	—	64,000
Current maturities of TRI long-term debt (1)	1,043	1,020	953
Total current liabilities	100,767	108,247	156,954
Operating lease liabilities, less current maturities	72,015	76,008	86,471
Finance lease liabilities, less current maturities	27,251	27,940	29,962
TRI long-term debt, less current maturities (1)	23,085	23,337	24,054
Deferred tax liabilities	962	962	1,371
Total liabilities	224,080	236,494	298,812
Shareholders' equity:
Treasury stock	(3,156)	(2,922)	(2,596)
Capital stock	111,560	110,794	108,329
Retained earnings	51,231	61,332	62,428
Accumulated other comprehensive loss, net	(260)	(231)	(300)
Total shareholders' equity of Duluth Holdings Inc.	159,375	168,973	167,861
Noncontrolling interest	(2,805)	(2,858)	(2,968)
Total shareholders' equity	156,570	166,115	164,893
Total liabilities and shareholders' equity	380,650	402,609	463,705

(1) Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDINGS INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 3, 2026	May 4, 2025
Net sales	$98,594	$102,704
Cost of goods sold (excluding depreciation and amortization)	41,960	49,349
Gross profit	56,634	53,355
Selling, general and administrative expenses	61,802	65,158
Impairment of long-lived assets	2,709	549
Restructuring expense	1,354	—
Operating loss	(9,231)	(12,352)
Interest expense	790	1,481
Other (loss) income, net	93	(161)
Loss before income taxes	(9,928)	(13,994)
Income tax expense	120	1,270
Net loss	(10,048)	(15,264)
Less: Net income attributable to noncontrolling interest	53	29
Net loss attributable to controlling interest	$(10,101)	$(15,293)
Basic and diluted earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	34,712	33,714
Net loss per share attributable to controlling interest	$(0.29)	$(0.45)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 3, 2026	May 4, 2025
Cash flows from operating activities:
Net loss	$(10,048)	$(15,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,778	6,749
Stock based compensation	709	254
Impairment of long-lived assets	2,709	549
Deferred income taxes	—	1,371
Loss on disposal of property and equipment	1,301	748
Non-cash lease expense	4,032	3,986
Changes in operating assets and liabilities:
Receivables	956	(278)
Inventory	(1,102)	(9,563)
Prepaid expense & other current assets	(2,026)	(1,920)
Software hosting implementation costs, net	1,859	(2,995)
Trade accounts payable	(8,123)	(28,159)
Accrued expenses and deferred rent obligations	(4,659)	(7,940)
Operating lease liabilities	(4,024)	(3,808)
Other assets	(780)	(193)
Net cash used in operating activities	(13,418)	(56,463)
Cash flows from investing activities:
Purchases of property and equipment	(1,779)	(1,332)
Principal receipts from available-for-sale security	58	53
Net cash used in investing activities	(1,721)	(1,279)
Cash flows from financing activities:
Proceeds from line of credit	13,093	64,450
Payments on line of credit	(7,083)	(450)
Payments on TRI long-term debt	(246)	(225)
Payments on finance lease obligations	(659)	(622)
Payments of tax withholding on vested restricted shares	(234)	(264)
Other	57	97
Net cash provided by financing activities	4,928	62,986
Increase (decrease) in cash and cash equivalents	(10,211)	5,244
Cash and cash equivalents at beginning of period	16,345	3,335
Cash and cash equivalents at end of period	$6,134	$8,579
Supplemental disclosure of cash flow information:
Interest paid	$790	$1,481
Income taxes paid	$—	$—
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$191	$1,271

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

	Three Months Ended
	May 3, 2026	May 4, 2025
(in thousands)
Net loss	$(10,048)	$(15,264)
Depreciation and amortization	5,778	6,749
Amortization of internal-use software hosting
subscription implementation costs	1,108	1,129
Interest expense	790	1,481
Income tax expense	120	1,270
EBITDA	$(2,252)	$(4,635)
Long-term incentive expense	824	293
Impairment expense	2,709	549
Restructuring expense	1,354	—
Adjusted EBITDA	$2,635	$(3,793)

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and EPS to Adjusted EPS

(Unaudited)

	Three Months Ended
	May 3, 2026		May 4, 2025
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share
Net loss attributable to controlling interest	(10,101)	(0.29)	(15,293)	(0.45)
Plus: Restructuring expenses	1,354	0.04	-	-
Plus: Impairment expenses	2,709	0.08	549	0.02
Income tax effect of adjustments (1)	(934)	(0.03)	(126)	(0.00)
Adjusted net loss	(6,972)	(0.20)	(14,870)	(0.44)

(1) The income tax effects of adjustments are calculated using the Company’s estimated 23% tax rate

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

(Unaudited)

Forecasted	Low	High
Net loss	$(13,200)	$(8,900)
Depreciation and amortization	24,550	24,550
Amortization of internal-use software hosting subscription implementation costs	4,500	4,500
Interest expense	3,800	3,500
Income tax expense	487	487
EBITDA	$20,137	$24,137
Long-term incentive expense	3,800	$3,800
Impairment expense	2,709	$2,709
Restructuring expense	1,354	1,354
Adjusted EBITDA	$28,000	$32,000